Exhibit 31.2

Certification of Chief Financial Officer, pursuant to Rules 13a-14(a) and 15d-14(a)

I, Min Ma, certify that:

1.	I have reviewed this Annual Report on Form 10-K of AMC Robotics Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made not misleading;

3.	Based on my knowledge, the financial statements and other financial information included in this report fairly present in all material respects the financial condition and results of operations of the registrant;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting and have:

(a) Designed such disclosure controls and procedures;

(b) Designed internal control over financial reporting;

(c) Evaluated the effectiveness of disclosure controls and procedures; and

(d) Disclosed changes in internal control over financial reporting;

5.	The registrant’s other certifying officer and I have disclosed to the auditors and the audit committee all significant deficiencies, material weaknesses and any fraud involving management.

Date: April 20, 2026

/s/ Min Ma
Min Ma
VP, Finance
(Principal Financial and Accounting Officer)